Exhibit 99(d)

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                               FIRST QUARTER 2001
                          SUPPLEMENTAL EARNINGS PACKAGE
      (ALL COMPARISONS ARE WITH FOURTH QUARTER 2000 UNLESS OTHERWISE NOTED)


                                TABLE OF CONTENTS

   Highlights of the Quarter.................................................2

   Performance Review........................................................3

   Earnings Summary..........................................................4

   Net Interest Income.......................................................4

   Fee and Other Income......................................................6

   Noninterest Expense.......................................................7

   Asset Quality.............................................................8

   Loans Held For Sale.......................................................9

   Restructuring and Divestitures...........................................10

   Business Segment Results.................................................11

   Key Definitions..........................................................12

   General Bank.............................................................13

   Capital Management.......................................................18

   Capital Markets..........................................................22

   Parent...................................................................25


ALL INFORMATION EXCLUDES RESTRUCTURING AND OTHER CHARGES/GAINS AND IS BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE EXCEPT WHERE SPECIFICALLY NOTED.

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                                                                          PAGE-1

HIGHLIGHTS OF THE QUARTER
-------------------------

o        Earnings:

         o        Operating EPS of $0.62 per share ($0.69 on a cash basis).

         o Net income before restructuring and other charges/gains and an accounting change for 1Q01 was $610 million, down 10% from $681 million in 4Q00. Fully diluted EPS was down 10% from $0.69 per share to $0.62.

         o Reported net income for 1Q01 was $584 million, or $0.59 per share. This included $0.03 in net restructuring and other charges/gains. Reported net income in 4Q00 was $0.60 per share, which included $0.04 in net restructuring and other charges/gains, and a $0.05 cumulative effect of a change in accounting principle.

         o        Expense growth was 0%.

         o Average diluted shares declined due to market value impact on share equivalents included in forward contracts. No impact on EPS.

o        Core businesses showed resilience in a difficult market:

         o        General Bank deposits and loans up in seasonally slow quarter;
                  customer service scores improved again.

         o Capital Management Wealth and Trust Services and Retail Brokerage Services revenue down slightly despite market turbulence.

         o Capital Markets revenues up in a difficult market despite a negative contribution from principal investing.

o        Credit:

         o        Reserves for loan losses increased by $37 million.

         o        Total NPAs rose 4%. Charge-offs were 0.53% of loans.

o        Restructuring program on schedule:

         o Completed previously announced sale of 26 branches resulting in a gain of $73 million pre-tax.

         o Securitized and sold $3.2 billion of The Money Store loans in Assets Held for Sale related to the restructuring program; remaining TMS loans in AHFS is $0.4 billion. Sold $150 million of commercial loans related to restructuring program in AHFS; remaining commercial balance is approximately $300 million. Total AHFS from strategic repositioning now $689 million, down from $4.3 billion in 4Q00.

o SFAS 133: The impact of the adoption of SFAS 133 was immaterial to 1Q01 results.

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PERFORMANCE REVIEW
------------------
Before Restructuring and Other Charges/Gains

----------------------------------------------------------------------------------------------------------------------------------
Operating Basis Performance Highlights                    2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions, except per share data)                   Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Operating earnings
Net income                                           $     610           681           702        714         838          (10) %
Diluted earnings per share                           $    0.62          0.69          0.71       0.73        0.85          (10)
Return on average assets                                  1.01 %        1.12          1.12       1.13        1.36            -
Return on average stockholders' equity                   15.64         15.36         15.76      17.74       20.31            -
Overhead efficiency ratio                                65.18 %       63.85         66.42      64.36       62.31            -
Operating leverage                                   $     (65)           30          (133)      (134)        (10)           -  %
----------------------------------------------------------------------------------------------------------------------------------
Cash operating earnings
Net income                                           $     684           753           778        807         932           (9) %
Diluted earnings per share                           $    0.69          0.76          0.79       0.82        0.95           (9)
Return on average tangible assets                         1.15 %        1.26          1.26       1.30        1.54            -
Return on average tangible stockholders' equity          22.91         21.55         22.15      30.18       34.03            -
Overhead efficiency ratio                                62.80 %       61.46         64.17      61.64       59.65            -
Operating leverage                                   $     (67)           31          (154)      (136)        (13)           -  %
----------------------------------------------------------------------------------------------------------------------------------
Other financial data
Net interest margin                                       3.42 %        3.46          3.52       3.51        3.69            -  %
Fee income as % of total revenue                         47.13 %       47.38         46.93      47.50       48.08            -
Effective tax rate                                       31.54 %       31.21         30.43      32.45       31.81            -
Period-end common stock price                        $   33.00         27.81         32.19      25.00       37.25           19  %
----------------------------------------------------------------------------------------------------------------------------------
Asset quality
Net charge-offs as % of average loans, net                0.53 %        0.64          0.46       0.69        0.57            -
Nonperforming assets to loans, net,
Foreclosed properties and assets held for sale            1.30 %        1.22          0.98       0.87        0.92            -
----------------------------------------------------------------------------------------------------------------------------------
Capital adequacy
Tier 1 capital ratio (a)                                  7.16          7.02          7.00       6.65        6.94            -
Total capital ratio (a)                                  11.29         11.19         11.32      10.57       10.67            -
Average ratio (a)                                         5.88 %        5.92          5.73       5.34        5.94            -
----------------------------------------------------------------------------------------------------------------------------------
Other
Average diluted shares (In thousands)                  975,847       990,445       986,763    981,940     984,095           (1) %
Actual shares (In thousands)                           981,268       979,963       986,004    986,394     984,148            -
Dividends paid per common share                      $    0.24          0.48          0.48       0.48        0.48          (50)
Dividend payout ratio                                    38.71 %       69.57         67.42      65.75       56.47            -
Book value per share                                 $   16.39         15.66         15.00      14.14       17.16            5
FTE employees                                           69,368        69,971        70,533     72,890      72,016           (1) %
----------------------------------------------------------------------------------------------------------------------------------
(a) The first quarter of 2001 is based on estimates.
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


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EARNINGS SUMMARY
----------------

Before Restructuring and Other Charges/Gains

----------------------------------------------------------------------------------------------------------------------------------
Operating Earnings Summary                               2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions, except per share data)                   Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Net interest income (Tax-equivalent)                    $1,734         1,757         1,860      1,930       1,989          (1)%
Fee and other income                                     1,546         1,582         1,645      1,746       1,842          (2)
----------------------------------------------------------------------------------------------------------------------------------
     Total revenue (Tax-equivalent)                      3,280         3,339         3,505      3,676       3,831          (2)
Provision for loan losses                                  219           192           142        228         192          14
Noninterest expense                                      2,138         2,132         2,328      2,366       2,387           -
----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes (Tax-equivalent)                923         1,015         1,035      1,082       1,252          (9)
Income taxes                                               281           309           307        343         391          (9)
Tax-equivalent adjustment                                   32            25            26         25          23          28
----------------------------------------------------------------------------------------------------------------------------------
Net income                                              $  610           681           702        714         838         (10)%
Net income (Cash basis)                                 $  684           753           778        807         932          (9)%
----------------------------------------------------------------------------------------------------------------------------------
Diluted earnings per share                              $ 0.62          0.69          0.71       0.73        0.85         (10)%
Diluted earnings per share (Cash basis)                 $ 0.69          0.76          0.79       0.82        0.95          (9)%
Return on average stockholders' equity                   15.64%        15.36         15.76      17.74       20.31           -
Return on average stockholders' equity (Cash basis)      22.91%        21.55         22.15      30.18       34.03           -
----------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME
-------------------

----------------------------------------------------------------------------------------------------------------------------------
Interest Income Summary                                   2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Average earning assets                                $203,720       202,606       211,089    220,061     215,754           1%
Average interest-bearing liabilities                  $183,995       181,832       190,146    196,954     191,680           1%
----------------------------------------------------------------------------------------------------------------------------------
Interest income (Tax-equivalent)                      $  4,057         4,289         4,491      4,517       4,336          (5)%
Interest expense                                         2,323         2,532         2,631      2,587       2,347          (8)
----------------------------------------------------------------------------------------------------------------------------------
     Net interest income (Tax-equivalent)             $  1,734         1,757         1,860      1,930       1,989          (1)%
----------------------------------------------------------------------------------------------------------------------------------
Rate earned                                               8.03%         8.44          8.48       8.24        8.06           -
Equivalent rate paid                                      4.61          4.98          4.96       4.73        4.37           -
----------------------------------------------------------------------------------------------------------------------------------
     Net interest margin                                  3.42%         3.46          3.52       3.51        3.69           -
----------------------------------------------------------------------------------------------------------------------------------

KEY POINTS
o Margin declined 4 basis points to 3.42%, due to growth in trading account balances, primarily in equity derivatives

Net Interest Income (TE) decreased 1%, due in large part to the expiration of strategic off-balance sheet positions. Additionally, 4Q00 and 1Q01 branch divestitures reduced interest income by $15 million. Wider spreads resulting from the lower rate environment partially offset these factors.
         Net interest margin declined 4 bps to 3.42%. The margin decline was partially related to increased trading assets in the equity derivatives business. Off-balance-sheet derivatives contributed 14 bps to the margin, down from 15 bps in 4Q00. The impact of the 4Q00 expiration of strategic off-balance sheet positions was largely offset by new interest rate derivative positions.

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
----------------------------------------------------------------------------------------------------------------------------------
Average Balance Sheet Data                                2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Assets
----------------------------------------------------------------------------------------------------------------------------------
Securities and trading assets                         $ 63,732        62,123        64,984     68,977      65,715           3%
Commercial loans                                        77,270        76,253        75,380     75,951      73,939           1
Consumer loans                                          42,580        43,840        48,095     56,663      57,542          (3)
----------------------------------------------------------------------------------------------------------------------------------
 Total loans                                          $119,850       120,093       123,475     132,614    131,481           -%
----------------------------------------------------------------------------------------------------------------------------------
Other earning assets (a)                                20,138        20,390        22,630     18,470      18,558          (1)
Cash and other assets                                   41,749        36,769        35,729     35,522      32,536          14
----------------------------------------------------------------------------------------------------------------------------------
 Total assets                                         $245,469       239,375       246,818    255,583     248,290           3%
----------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
----------------------------------------------------------------------------------------------------------------------------------
Core interest-bearing deposits                          91,149        91,069        89,637     89,285      89,385           -
Noninterest-bearing deposits                            27,043        27,875        28,437     28,971      28,687          (3)
----------------------------------------------------------------------------------------------------------------------------------
 Total core deposits                                   118,192       118,944       118,074    118,256     118,072          (1)
Foreign and other time deposits                         19,090        19,385        25,038     22,948      22,349          (2)
----------------------------------------------------------------------------------------------------------------------------------
 Total deposits                                       $137,282       138,329       143,112    141,204     140,421          (1)%
Short-term borrowings                                   37,125        35,670        40,208     51,166      47,382           4
Long-term debt                                          36,631        35,708        35,263     33,555      32,564           3
Other liabilities                                       18,585        14,915        13,999     13,044      11,340          25
----------------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                     229,623       224,622       232,582    238,969     231,707           2
Stockholders' equity                                    15,846        14,753        14,236     16,614      16,583           7
----------------------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity           $245,469       239,375       246,818    255,583     248,290           3%
----------------------------------------------------------------------------------------------------------------------------------
Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
----------------------------------------------------------------------------------------------------------------------------------

KEY POINTS
o   Loan growth of 2% excluding divestitures and securitizations
o Solid core deposit growth given normal seasonality - up to 1% excluding divestitures

         Average earning assets increased 1%.

                  Average loans were flat. Average commercial loans increased 1%, or 2% excluding a $475 million impact from the sale or divestiture of loans in 4Q00 and 1Q01. Average consumer loans declined 3%, but increased 2% excluding the impact of a late 4Q00 securitization of $1.2 billion in mortgages, the divestiture of an average $250 million in loans in 4Q00 and 1Q01, and planned runoff of the auto portfolio reduced loans an average of $425 million.

                  Securities and trading assets increased 3%. Securities were flat. Securities included a net $93 million in nonperforming securities we acquired under a credit derivative. Trading account assets increased 15%, the result of growth in the equity derivatives business. Other earning assets were relatively flat.

         Average interest-bearing liabilities increased 1%.

                  Average core deposits decreased 1%, but increased 1% excluding a $1.8 billion impact from the divestiture of deposits in 4Q00 and 1Q01. Results were solid given a normal seasonality in DDAs, with growth in low cost core deposits offsetting lower consumer CD balances. Other deposits decreased 2%, the result of lower foreign deposits. Total deposits declined 1%.

         Short-term borrowings increased 4% to support the increase in short-term assets. Long-term debt increased 3%. Retained earnings boosted equity by $1.1 billion or 7%.

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FEE AND OTHER INCOME
--------------------

----------------------------------------------------------------------------------------------------------------------------------
Fee and Other Income                                      2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Service charges and fees                                $  468           481           508        491         486          (3)%
Commissions                                                375           383           365        375         468          (2)
Fiduciary and asset management fees                        381           387           384        374         366          (2)
Advisory, underwriting and other
     Capital Markets fees                                  198           187           148        182         209           6
Principal investing                                        (43)          (43)           34        205         199           -
Other income                                               167           187           206        119         114         (11)
----------------------------------------------------------------------------------------------------------------------------------
     Total fee and other income                         $1,546         1,582         1,645      1,746       1,842          (2)%
----------------------------------------------------------------------------------------------------------------------------------

KEY POINTS
o Solid fiduciary, asset management and commissions performance given challenging market conditions
o Capital Markets fees up on increased activity; principal investing losses same as 4Q00
o Other income down due to offsetting items, lower securitization/other gains vs. 4Q00

Fee and other income declined 2%, as a weak market environment affected most fee income lines. Fees represented 47% of total revenue in 1Q01 and 48% in 4Q00.

Service Charges and Fees declined 3%, largely attributable to first quarter seasonal declines.

Commissions, which include brokerage and insurance commission income (but not brokerage asset-based fees), held up well given the market environment but were down 2%. Note that JW Genesis commissions are reported on a net fee basis and therefore do not impact trends materially.

Fiduciary and Asset Management fees also held up well, declining only 2% in a challenging market, reflecting our balanced mix of fixed income, value, and growth funds. For the quarter, the NASDAQ Composite was down 26% and the S&P 500 was down 12%.

Advisory, underwriting and other Capital Markets fees increased 6%. The quarter was particularly strong in equity derivatives and fixed income sales and trading, offset by lower results in agency businesses. Asset securitization results were negatively impacted by $46 million in trading losses, partially offset by improved results in loan syndications, high yield, and equity capital markets.

Principal Investing losses matched 4Q00, at ($43) million, as mark-to-market losses exceeded gains.

Other Income declined 11%. 1Q01 included a $75 million gain on the exchange of our interest in the Star ATM network, offset by $19 million in affordable housing write-downs, investment security losses of $16 million, and $27 million in market valuation adjustments on loans in the held for sale portfolio. 4Q00 included $49 million of securitization gains and $31 million of other gains, offset by $64 million in affordable housing write-downs.

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NONINTEREST EXPENSE
-------------------

----------------------------------------------------------------------------------------------------------------------------------
Noninterest Expense                                       2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits                          $1,329         1,243         1,381      1,396       1,429           7%
Occupancy                                                  163           150           157        155         157           9
Equipment                                                  205           221           213        210         214          (7)
Advertising                                                  9            16            14         31          30         (44)
Communications and supplies                                110           123           117        122         125         (11)
Professional and consulting fees                            73            97            87         82          71         (25)
Goodwill and other intangible amortization                  78            80            79        100         102          (3)
Sundry expense                                             171           202           280        270         259         (15)
----------------------------------------------------------------------------------------------------------------------------------
     Total noninterest expense                          $2,138         2,132         2,328      2,366       2,387           -%
----------------------------------------------------------------------------------------------------------------------------------
FTE employees                                           69,368        69,971        70,533     72,890      72,016          (1)%
Overhead efficiency ratio (Cash basis)                   62.80%        61.46         64.17      61.64       59.65           -
----------------------------------------------------------------------------------------------------------------------------------

KEY POINTS
o   Total expenses were flat, the result of an intense focus on cost control
o Personnel expense up due to 4Q00 reductions in incentives to reflect full year 2000 performance

Noninterest expense was flat. Salaries and employee benefits expense rose 7%, due to 4Q00 adjustments to incentives to reflect full year 2000 performance. The increase was offset by declines in a number of other expense categories, the result of rigorous cost management. The quarter saw significant decreases in communications and supplies expense, professional and consulting expense, and sundry expense (primarily travel and entertainment). An increase in occupancy was offset by a decrease in equipment.

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ASSET QUALITY
-------------

----------------------------------------------------------------------------------------------------------------------------------
Asset Quality                                             2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets
Loans                                                   $1,231         1,176           854        791       1,175           5%
Other real estate                                          106           103            97         93          95           3
Loans in assets held for sale                              344           334           349        331          30           3
----------------------------------------------------------------------------------------------------------------------------------
     Total nonperforming assets                         $1,681         1,613         1,300      1,215       1,300           4%
----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net                                        1.09%         1.03          0.77       0.69        0.93           -
----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net, including assets held for sale        1.30%         1.22          0.98       0.87        0.92           -
----------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
Balance, beginning of period                            $1,722         1,720         1,706      1,760       1,757           -%
Provision for loan losses                                  219           192           322      1,030         192          14
Allowance relating to loans acquired, transferred
  to other assets or sold                                  (23)            2          (166)      (856)          -           -
Loan losses, net                                          (159)         (192)         (142)      (228)       (189)        (17)
----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                  $1,759         1,722         1,720      1,706       1,760           2%
----------------------------------------------------------------------------------------------------------------------------------
as % of loans, net                                        1.43%         1.39          1.39       1.33        1.30           -
as % of nonaccrual and restructured loans (a)              143           146           202        215         150           -
as % of nonperforming assets (a)                           132%          135           181        193         139           -
----------------------------------------------------------------------------------------------------------------------------------
Loan losses, net                                        $  159           192           142        228         189         (17)%
Commercial, as % of average commercial loans              0.56%         0.80          0.53       0.73        0.53           -
Consumer, as % of average consumer loans                  0.48          0.36          0.35       0.63        0.64           -
Total, as % of average loans, net                         0.53%         0.64          0.46       0.69        0.57           -
----------------------------------------------------------------------------------------------------------------------------------
(a) These ratios do not include nonperforming loans included in other assets as held for sale.
Loans 90 days past due were $220 million, $183 million, $145 million, $84 million and $134 million in the first quarter of 2001 and in the fourth, third, second and first quarters of 2000, respectively.
----------------------------------------------------------------------------------------------------------------------------------

KEY POINTS
o Net loan losses improved 17% to $159 million; NPAs rose modestly to 1.30% of total loans
o   Charge-offs and NPA guidance remains unchanged
o   Allowance increased $37 million to 1.43%
o   Delinquencies 90 days past due were $220 million vs $183 million at December
    31

Net loan losses decreased $33 million, due to unusually high charge-offs in 4Q00. The charge-off ratio was 0.53% of average loans.

Provision for loan losses increased $27 million. Provision exceeded charge-offs by $60 million, and includes $15 million in provision recorded in connection with the transfer of nonperforming loans to assets held for sale.

Allowance for loan losses increased $37 million, to 1.43% of loans. The allowance to NPA ratio (excluding NPAs in loans held for sale) was relatively flat at 132%.

Nonperforming assets, including NPAs in assets held for sale, increased $68 million or 4%. An increase in commercial nonperforming loans was the principal driver of this increase. Nonperforming loans include troubled debt restructurings.

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
----------------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets (a)                                  2001                                               2000
                                                       -------      ----------------------------------------------         1Q01
                                                         First         Fourth        Third      Second       First           vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter         4Q00
----------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                            $1,279           951           884      1,270       1,066          34%
----------------------------------------------------------------------------------------------------------------------------------
Commercial loan activity
   New nonaccrual loans                                    251           481           217        242         303         (48)
   Advances                                                 15             6             6          -           -           -
   Charge-offs                                             (69)         (112)          (27)       (93)        (70)        (38)
   Transfers (to) from assets held for sale                  -            11           (46)      (223)          -        (100)
   Payments                                                (59)          (22)          (29)       (11)         (5)          -
   Sales                                                     -           (15)            -          -           -        (100)
   Other (activity under $5 million)                       (53)          (69)          (93)       (78)        (40)        (23)
----------------------------------------------------------------------------------------------------------------------------------
     Comomercial loan activity, net                         85           280            28       (163)        188         (70)
Consumer loan activity, net                                (27)           48            39       (223)         16           -
----------------------------------------------------------------------------------------------------------------------------------
     Change in nonperforming assets                         58           328            67       (386)        204         (82)
----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                  $1,337         1,279           951        884       1,270           5%
----------------------------------------------------------------------------------------------------------------------------------
(a) Does not include nonperforming assets transferred to assets held for sale; which in the first quarter of 2001 and in the fourth, third, second and first quarters of 2000 were $344 million, $334 million, $349 million, $331 million and $30 million, respectively.
----------------------------------------------------------------------------------------------------------------------------------

ASSETS HELD FOR SALE
--------------------

--------------------------------------------------------------------------------------------------------------------
Assets Held for Sale                                      2001                                               2000
                                                       -------      ----------------------------------------------
                                                         First         Fourth        Third      Second       First
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter
--------------------------------------------------------------------------------------------------------------------
2000 Strategic Repositioning
Balance, beginning of period                           $ 4,263         4,983         6,326          -           -
Loans transferred to assets held for sale                    -             -           719      7,182           -
Allowance for loan losses related to
  loans transferred to assets held for sale                  -             2          (166)      (856)          -
Lower of cost or market valuation adjustments              (37)         (111)            -          -           -
Loans sold                                              (3,340)         (289)       (1,756)         -           -
Other, net (a)                                            (197)         (322)         (140)         -           -
--------------------------------------------------------------------------------------------------------------------
Balance, end of period                                     689         4,263         4,983      6,326           -
--------------------------------------------------------------------------------------------------------------------
Other
Balance, beginning of period                             3,883         4,108         4,310      4,875       4,866
Originations                                             4,521         2,701         2,495      1,568       1,781
Loans transferred to (from) assets held for sale           512          (556)          (24)      (515)       (298)
Lower of cost or market valuation adjustments              (43)          (33)          (46)       (53)        (31)
Loans sold                                              (2,608)       (2,204)       (2,587)    (1,408)     (1,397)
Other, net (a)                                            (164)         (133)          (40)      (157)        (46)
Balance, end of period                                   6,101         3,883         4,108      4,310       4,875
--------------------------------------------------------------------------------------------------------------------
Total loans held for sale, end of period                $6,790         8,146         9,091     10,636       4,875
--------------------------------------------------------------------------------------------------------------------
(a) Other, net represents primarily loan payments.
Nonperforming assets included in loans held for sale in the first quarter of 2001 and in the fourth, third, second and first quarters of 2000 were $344 million, $334 million, $349 million, $331 million and $30 million, respectively.
--------------------------------------------------------------------------------------------------------------------

KEY POINTS
o Securitized and sold $3.2 billion of The Money Store loans, sold $157 million commercial loans from strategic repositioning portfolio; $689 million balance remaining
o Growth in other assets held for sale (originations net of sales) primarily related to increased mortgage production due to lower rate environment

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
                                                 [FIRST UNION LOGO APPEARS HERE]

--------------------------------------------------------------------------------
Strategic Repositioning: During the quarter we securitized and sold $3.2 billion of The Money Store home equity loans from assets held for sale. We retained, in investment securities, $906 million in investment grade securities, $164 million in noninvestment grade securities, and recorded $34 million in residual interests. We also sold $157 million of commercial loans from assets held for sale. A balance of $689 million remains from the total restructuring, with The Money Store loans accounting for approximately $400 million. Payments reduced balances by approximately $200 million, primarily on The Money Store portfolio.

Other: The increase in originations and loans sold related primarily to increased mortgage loan production due to the lower rate environment. Loans transferred into loans held for sale included $90 million of FUHEB NPAs and $21 million of related reserves to value the loans at LOCOM. The $21 million in reserves included $8 million in existing reserves and a $13 million 1Q01 provision.

RESTRUCTURING AND DIVESTITURES

--------------------------------------------------------------------------------------------------------------------
Restructuring Charges and Other Charges/Gains             2001                                               2000
                                                       -------      ----------------------------------------------
                                                         First         Fourth        Third      Second       First
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter
--------------------------------------------------------------------------------------------------------------------
Restructuring charges
Employee termination benefits                          $     2            10            27        135           -
Occupancy                                                    -             -            15         93           -
Goodwill and other asset impairments (noncash)               -             -             -      1,754           -
Other asset impairments                                     (1)           (1)          (16)        35           -
Contract cancellations                                      (1)          (10)            4         80           -
Other                                                        -             1             -          2           -
--------------------------------------------------------------------------------------------------------------------
  Total strategic repositioning charges                $     -             -            30      2,099           -
Reversal of March 1999 and other accruals                  (14)           (1)           (2)         -         (14)
--------------------------------------------------------------------------------------------------------------------
  Total                                                    (14)           (1)           28      2,099         (14)
EREN acquisition and other merger-related charges           16            34            24         11           9
--------------------------------------------------------------------------------------------------------------------
  Total                                                $     2            33            52      2,110          (5)
--------------------------------------------------------------------------------------------------------------------
Other charges/gains
Provision for loan losses                                    -             -           180        802           -
Service charges and fees                                     -             -             2         44           -
Other income                                               (28)         (171)         (540)       768           -
Other noninterest expense                                   69           212            68         27           -
--------------------------------------------------------------------------------------------------------------------
  Total other charges/gains                            $    41            41          (290)     1,641           -
--------------------------------------------------------------------------------------------------------------------
  Total restructuring and other charges/gains               43            74          (238)     3,751          (5)
Income tax (benefits)                                      (17)          (38)           88       (838)          3
--------------------------------------------------------------------------------------------------------------------
Other-tax restructuring, merger-related
  and other charges/gains                              $    26            36          (150)     2,913          (2)
--------------------------------------------------------------------------------------------------------------------

KEY POINTS

o Closed sale of remaining 26 branches ($617 million in deposits, $115 million in loans)
o  Gains on branch sales totaled $73 million pre-tax

         In 1Q01, we substantially completed the goals of the restructuring program. The company recorded a net loss of $26 million in after-tax restructuring and other charges and gains. This loss reflects continuing activity associated with our 2000 strategic review of the company's business lines and the decisions to dispose of or discontinue certain lines of business. Significant items included the following:

         o        Gain on sale of branches of $73 million

         o        Other noninterest expense charges of $69 million

         o        Market valuation adjustments on TMS loans of $44 million.

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                                                                         PAGE-10

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BUSINESS SEGMENT RESULTS

                                                                                    Three Months Ended March 31, 2001
First Union Corporation                               ---------------------------------------------------------------
Performance Summary                                    General        Capital     Capital
(In millions)                                             Bank     Management     Markets       Parent   Consolidated
---------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $  1,085            78          426          113        1,702
Fee and other income                                       340           765          312          129        1,546
Intersegment revenue                                        25           (12)         (12)          (1)           -
---------------------------------------------------------------------------------------------------------------------
  Total revenue                                          1,450           831          726          241        3,248
Provision for loan losses                                  101             -           70           48          219
Noninterest expense                                        908           658          467          105        2,138
Income tax expense                                         149            60           39           33          281
---------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $    292           113          150           55          610
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $    218            83          (24)          94          371
Risk adjusted return on capital (RAROC)                  36.62 %       45.96        10.46        35.35        24.05
Economic capital                                      $  3,586           987        6,282        1,651       12,506
Overhead efficiency ratio                                61.41 %       79.12        60.84        18.91        62.80
Average loans, net                                    $ 63,596         4,535       42,642        9,077      119,850
Average core deposits                                 $ 98,535         8,004        9,472        2,181      118,192
---------------------------------------------------------------------------------------------------------------------

Business segment results are on an operating basis, and accordingly, they exclude restructuring and other charges and gains related to our strategic repositioning which occurred in June 2000. Additionally, we have made several changes, as outlined below, in our segment reporting beginning this quarter. Each of the four quarters of 2000 has been restated to reflect these changes.

Segments and sub-segments have been realigned: Our business segments and sub-segments have been changed to provide information that is aligned with how we now manage our businesses.

Intersegment revenues and servicing cost allocations have been established:
Intersegment revenues (referral fees) are paid from the segment that "owns" a product to the segment that "sells" the product, and they are based upon comparable fees paid in the market and/or upon negotiated amounts which estimate the relative profitability value provided by the selling party. Cost allocation transfers are made for servicing provided from one business segment to another.

Improved allocation of capital: Revised studies have been completed to more accurately assess the risks inherent in each business unit, and capital has been assigned based upon that risk assessment. (See economic capital definition.)

New financial metrics have been implemented: Business units are measured on several new financial metrics including Risk Adjusted Return On Capital (RAROC) and Economic Profit (see definitions below).

Cost allocation methodologies have been enhanced: Activity-Based Costing studies have been completed on many business units to better align costs with products and their revenues.

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                                                                         PAGE-11

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KEY DEFINITIONS
---------------

Activity-Based Costing - A method of determining product costs based upon detailed studies that align the cost of activities with the products those activities support.

Cost of Capital - The cost of capital rate is the minimum rate of return that must be earned so as not to dilute shareholder value. First Union's cost of capital rate has been established using the capital asset pricing model (CAPM) and is currently set at 12 percent. The cost of capital charge is determined by multiplying the cost of capital rate times the amount of economic capital.

Economic Capital - Capital assigned based on a statistical assessment of the credit, market and operating risks taken to generate profits in a particular business unit and/or product.

Economic Net Income - GAAP net income adjusted for a) intangibles amortization and b) the after-tax impact of expected losses vs. GAAP loan loss provision.

Economic Profit - Economic net income less the cost of capital charge.

Expected Losses - A long-term measure of credit losses expected on a specific loan or loan portfolio. The loss assigned is based upon studies that analyze the average annual loss rate on groups of loans across multiple business cycles.

RAROC - Risk Adjusted Return On Capital. RAROC is calculated by dividing economic net income by economic capital.


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                                                                         PAGE-12

                                                 [FIRST UNION LOGO APPEARS HERE]
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GENERAL BANK
------------

This segment consists of the Consumer, Commercial, and Small Business operations.

                                                          2001                                                 2000
General Bank                                          ---------   --------------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                          Quarter       Quarter      Quarter      Quarter      Quarter     4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $  1,085         1,104        1,100        1,090        1,071      (2)%
Fee and other income                                       340           351          347          295          299      (3)
Intersegment revenue                                        25            25           24           25           26       -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                          1,450         1,480        1,471        1,410        1,396      (2)
Provision for loan losses                                  101            73           51           46           38      38
Noninterest expense                                        908           970          926          945          925      (6)
Income tax expense                                         149           142          163          137          142       5
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $    292           295          331          282          291      (1)%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $    218           198          214          165          173      10 %
Risk adjusted return on capital (RAROC)                  36.62 %       33.44        33.97        29.01        30.55       -
Economic capital                                      $  3,586         3,692        3,897        3,918        3,766      (3)
Overhead efficiency ratio                                61.41 %       63.99        61.56        65.51        64.78       -
Average loans, net                                    $ 63,596        61,735       60,029       58,105       56,491       3
Average core deposits                                 $ 98,535        98,184       97,186       97,499       97,552       - %
--------------------------------------------------------------------------------------------------------------------------------

Key Points

o Solid loan growth of 3% and modest deposit growth in a seasonally down quarter
o Financial Centers recorded 8th consecutive quarterly increase in customer satisfaction measures
o Customer attrition was 13% for 4Q00 vs. 13.6% for 3Q00
o Financial Center staffing levels continue to run close to 100% level

                                                          2001                                                2000
General Bank Key Metrics                               ---------   --------------------------------------------------   1Q01
                                                         First        Fourth        Third       Second        First      vs
                                                        Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Customer overall satisfaction score (a)                  6.29           6.27         6.22         6.19         6.13       -  %
Online customers (In thousands)                         2,640          2,367        2,149        1,868        1,583      12
Financial centers                                       2,164          2,193        2,253        2,258        2,305      (1)
ATMs                                                    3,676          3,772        3,831        3,832        3,786      (3) %
--------------------------------------------------------------------------------------------------------------------------------
(a) Gallup survey measured on a 1-7 scale; 6.4 = "best in class".
--------------------------------------------------------------------------------------------------------------------------------

Overall customer satisfaction score of 6.29 increased for the 8th consecutive quarter in 4Q00 and is on the cusp of "Best in Class." Online enrollments increased 12%.


--------------------------------------------------------------------------------
                                                                         PAGE-13

                                                 [FIRST UNION LOGO APPEARS HERE]
--------------------------------------------------------------------------------

CONSUMER

This sub-segment includes Retail Banking, First Union Mortgage Corp., First Union Home Equity Bank, Educaid, and other retail businesses.

                                                          2001                                                 2000
Consumer                                              ---------   --------------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                          Quarter       Quarter      Quarter      Quarter      Quarter     4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $    756           757          760          758          737       - %
Fee and other income                                       259           268          252          232          218      (3)
Intersegment revenue                                        12            12           12           13           13       -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                          1,027         1,037        1,024        1,003          968       -
Provision for loan losses                                   59            34           31           25           25      74
Noninterest expense                                        696           728          710          717          708      (4)
Income tax expense                                          94            94           97           90           80       -
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $    178           181          186          171          155      (2)%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $    146           134          132          114          103       9 %
Risk adjusted return on capital (RAROC)                  42.35 %       40.08        36.84        33.05        32.83       -
Economic capital                                      $  1,955         1,914        2,129        2,188        2,007       2
Overhead efficiency ratio                                66.60 %       69.01        68.11        70.26        71.83       -
Average loans, net                                    $ 33,300        32,136       30,765       29,324       27,779       4
Average core deposits                                 $ 80,249        79,897       79,504       79,838       79,553       - %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         PAGE-33

Net interest income was flat, as lower spreads offset loan and deposit growth. Loans increased 4%, due to strong volume and low runoff of the existing portfolio. Deposits increased due to growth and lower attrition in low cost interest checking and savings, offsetting seasonal DDA fluctuations and CD portfolio declines.

Fee and Other Income declined 3%, due to the seasonality of ATM, debit card, and service charges.

Expenses decreased 4%, due to better expense control. Staffing levels continue to run close to 100%.

--------------------------------------------------------------------------------
                                                                         PAGE-14

                                                 [FIRST UNION LOGO APPEARS HERE]
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CONSUMER LOAN PRODUCTION

                                                          2001                                                2000
Consumer Loan Volume                                   ---------   --------------------------------------------------   1Q01
                                                         First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Consumer direct                                        $ 1,210          1,246       1,320        1,548        1,301      (3) %
Prime equity lines                                       1,984          1,785       1,653        1,852        1,530      11
First Union Home Equity                                  1,274          1,289       1,245        1,083          934      (1)
First Union Mortgage Corporation                         3,394          2,415       2,311        2,434        1,792      41
Student, card and other                                    728            360         392          185          447       -
--------------------------------------------------------------------------------------------------------------------------------
  Total consumer loan volume                           $ 8,590          7,095       6,921        7,102        6,004      21  %
--------------------------------------------------------------------------------------------------------------------------------

Loan volume was up 21%, driven largely by increased refinancing volume in FUMC originations, continuing strong prime equity originations, seasonally strong student loan volume, and the start up of a new student loan referral program in 1Q01.

                                                          2001                                                2000
Consumer Average Loans                                 ---------   --------------------------------------------------   1Q01
                                                         First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Consumer direct                                        $ 12,051        11,857      11,561       11,165       10,712       2  %
Prime equity lines                                        9,372         8,946       8,422        8,197        7,799       5
First Union Home Equity                                  11,097        10,577      10,053        9,295        8,645       5
First Union Mortgage Corporation                            439           401         377          368          367       9
Student, card and other                                     175           113         107          105           96      55
--------------------------------------------------------------------------------------------------------------------------------
  Consumer average loans                               $ 33,134        31,894      30,520       29,130       27,619       4  %
--------------------------------------------------------------------------------------------------------------------------------

Average loan outstandings increased 4%, attributable to solid volume and low runoff from the existing portfolio.

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                                                                         PAGE-15

                                                 [FIRST UNION LOGO APPEARS HERE]
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COMMERCIAL

This sub-segment includes middle-market Commercial, Commercial Real Estate and Government Banking.

--------------------------------------------------------------------------------------------------------------------------------
                                                          2001                                                 2000
Commercial                                            ---------   --------------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                          Quarter       Quarter      Quarter      Quarter      Quarter     4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $    170           177          170          169          174      (4)%
Fee and other income                                        29            30           27           26           32      (3)
Intersegment revenue                                        12            13           12           12           12      (8)
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            211           220          209          207          218      (4)
Provision for loan losses                                   21            30           16           18            9     (30)
Noninterest expense                                        127           156          134          144          135     (19)
Income tax expense                                          18             4           15            9           20       -
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $     45            30           44           36           54      50 %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     10           (5)            -           (5)           6       - %
Risk adjusted return on capital (RAROC)                  15.47 %       10.46        12.14        10.31        13.79       -
Economic capital                                      $  1,114         1,247        1,227        1,219        1,249     (11)
Overhead efficiency ratio                                58.06 %       69.49        61.29        65.75        59.04       -
Average loans, net                                    $ 22,976        22,472       22,076       21,926       22,047       2
Average core deposits                                 $  9,601         9,267        8,708        8,767        9,184       4 %
--------------------------------------------------------------------------------------------------------------------------------

Net interest income decreased 4%, due primarily to spread compression in the falling interest rate environment. Loans increased 2%, with particular strength in Commercial and Commercial Real Estate. Deposits were up 4%, primarily in the Government business.

Fee and Other Income declined 3%, due to seasonal declines in other income offset by across the board increases in Commercial, Commercial Real Estate, and Government businesses.

Expenses decreased 19% attributable to strong expense control initiatives. We streamlined our commercial support functions and moved executive leadership closer to our customers.

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                                                                         PAGE-16

                                                 [FIRST UNION LOGO APPEARS HERE]
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SMALL BUSINESS

This sub-segment consists of Small Business Lending, Small Business Banking, and Small Business Capital (SBA).

--------------------------------------------------------------------------------------------------------------------------------
                                                          2001                                                2000
Small Business                                          ---------    -----------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                          Quarter       Quarter      Quarter      Quarter      Quarter     4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $    159           170          170          163          160      (6)%
Fee and other income                                        52            53           68           37           49      (2)
Intersegment revenue                                         1             -            -            -            1       -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            212           223          238          200          210      (5)
Provision for loan losses                                   21             9            4            3            4       -
Noninterest expense                                         85            86           82           84           82      (1)
Income tax expense                                          37            44           51           38           42     (16)
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $     69            84          101           75           82     (18)%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     62            69           82           56           64     (10)%
Risk adjusted return on capital (RAROC)                  60.52 %       63.41        72.20        56.30        62.70       -
Economic capital                                      $    517           531          541          511          510      (3)
Overhead efficiency ratio                                39.65 %       38.04        33.73        41.48        38.53       -
Average loans, net                                    $  7,320         7,127        7,188        6,855        6,665       3
Average core deposits                                 $  8,685         9,020        8,974        8,894        8,815      (4)%
--------------------------------------------------------------------------------------------------------------------------------

Net interest income decreased 6%, due primarily to lower spreads. Loans increased 3% as a result of growth in the Small Business Banking Division and Small Business Capital's 7(a) loans. Deposits declined 4%, primarily due to seasonality.

Fee and Other Income decreased 2%, but was flat including referral fees.

Expenses decreased 1% attributable to tighter expense control.


--------------------------------------------------------------------------------
                                                                         PAGE-17

                                                 [FIRST UNION LOGO APPEARS HERE]
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CAPITAL MANAGEMENT
------------------

This segment includes Asset Management, Retail Brokerage Services, and Wealth and Trust Services.

--------------------------------------------------------------------------------------------------------------------------------
                                                          2001                                                 2000
Capital Management                                    ---------   --------------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                          Quarter       Quarter      Quarter      Quarter      Quarter     4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
----------------------
Net interest income                                   $     78            89           87           91           90     (12) %
Fee and other income                                       765           777          761          752          851      (2)
Intersegment revenue                                       (12)          (12)         (13)         (13)         (13)      -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            831           854          835          830          928      (3)
Provision for loan losses                                    -             -            -            -            -       -
Noninterest expense                                        658           650          647          619          708       1
Income tax expense                                          60            70           64           72           75     (14)
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $    113           134          124          139          145     (16) %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     83           103           94          108          112     (19)%
Risk adjusted return on capital (RAROC)                  45.96 %       54.39        50.08        56.91        54.57       -
Economic capital                                      $    987           971          977          972        1,059       2
Overhead efficiency ratio                                79.12 %       76.09        77.37        74.56        76.26       -
Average loans, net                                    $  4,535         4,424        4,295        4.250        4,026       3
Average core deposits                                 $  8,004         7,879        7,935        7,888        7,740       2 %
--------------------------------------------------------------------------------------------------------------------------------

Key Points
o Good revenue performance during a period of steeply declining markets
o In Brokerage, higher asset-based fees offset lower brokerage commissions (Please note that JW Genesis commissions are reported on a net fee basis)
o Asset Management, Wealth and Trust Services balanced portfolio offerings mitigated the impact of lower market valuations, mutual fund assets reached a record level due to money market inflows

                                                          2001                                                2000
Capital Management Key Metrics                         ---------   --------------------------------------------------   1Q01
                                                         First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Trust assets                                           $ 81,576        85,933       87,922       83,499       92,033      (5) %
Mutual fund assets                                       86,767        84,797       85,223       82,131       82,967       2
--------------------------------------------------------------------------------------------------------------------------------
  Total assets under management                        $168,343       170,730      173,145      165,630      175,000      (1) %
--------------------------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales                    $  1,983         1,713        1,819        1,656        2,020      16  %
--------------------------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM)                      $489,380       485,516      500,962      507,193      508,635       1  %
--------------------------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)                       7,784         7,459        7,342        7,091        6,881       4
Brokerage offices (Actual)                                2,695         2,568        2,623        2,604        2,647       5  %
--------------------------------------------------------------------------------------------------------------------------------

Total AUM of $168 billion down 1% from 4Q00 reflecting

o  Trust Assets impacted by equity markets decline

o  Record Mutual Fund AUM driven by strong money market inflows

o Registered Reps up net 325 due to consummation of JW Genesis deal January 1, 2001


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                                                                         PAGE-18

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ASSET MANAGEMENT

This sub-segment consists of the mutual fund business (Evergreen Funds) and customized investment advisory services.

--------------------------------------------------------------------------------------------------------------------------------
                                                          2001                                                 2000
Asset Management                                    ---------   --------------------------------------------------      1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                          Quarter       Quarter      Quarter      Quarter      Quarter     4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $    (11)           (9)          (8)          (6)          (5)    (22)%
Fee and other income                                       156           162          164          152          156      (4)
Intersegment revenue                                         -             -            -            -            -       -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            145           153          156          146          151      (5)
Provision for loan losses                                    -             -            -            -            -       -
Noninterest expense                                         89            95           88           87           91      (6)
Income tax expense                                          20            20           23           20           21       -
--------------------------------------------------------------------------------------------------------------------------------
Operating earnings                                    $     36            38           45           39           39      (5)%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     33            35           41           35           36      (6)%
Risk adjusted return on capital (RAROC)                 121.77 %      121.95       142.18       128.70       131.45       -
Economic capital                                      $    121           125          125          122          120      (3)
Overhead efficiency ratio                                61.62 %       61.87        56.49        59.37        60.43       -
Average loans, net                                    $      1             -            -            -            -       -
Average core deposits                                 $      5             -            -            -            -       - %
--------------------------------------------------------------------------------------------------------------------------------

Fee and Other Income decreased 4%, despite strong fund sales, due to a reduction in equity asset values emanating from the recent decline in market values.

Expenses decreased 6%, due to continued emphasis on expense control.

----------------------------------------------------------------------------------------------------------------------------------
                                                          2001                                                        2000
Mutual Funds                            ----------------------   ---------------------------------------------------------    1Q01
                                                 First Quarter        Fourth Quarter      Third       Second        First      vs
                                        ----------------------   -------------------     Quarter      Quarter      Quarter    4Q00
(In billions)                             Amount     Fund Mix    Amount     Fund Mix
----------------------------------------------------------------------------------------------------------------------------------
Assets Under Management
Money market                              $ 53           61 %    $ 47           55 %       $ 44         41            41      13 %
Equity                                      22           25        26           31           29         29            30     (15)
Fixed income                                11           13        11           13           11         11            11       -
Annuity                                      1            1         1            1            1          1             1       -
----------------------------------------------------------------------------------------------------------------------------------
  Total mutual fund assets                $ 87          100 %    $ 85          100 %         85         82            83       2 %
----------------------------------------------------------------------------------------------------------------------------------

Money market sales of $5 billion were up 118% due to a flight to quality in unstable market conditions. Despite the poor equity environment, gross fluctuating fund sales of $2 billion essentially matched redemptions. Overall, this resulted in the asset mix shifting significantly from equity assets to money market assets under management.

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RETAIL BROKERAGE SERVICES
This sub-segment includes Retail Brokerage, Insurance and Asset Management Accounts (Retail Investment Group).

--------------------------------------------------------------------------------------------------------------------------------
                                                          2001                                                 2000
Retail Brokerage Services                             ---------   --------------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                          Quarter       Quarter      Quarter      Quarter      Quarter     4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $     36            41           38           38           39     (12)%
Fee and other income                                       492           491          480          485          581       -
Intersegment revenue                                       (11)          (12)         (12)         (13)         (13)      8
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            517           520          506          510          607      (1)
Provision for loan losses                                    -             -            -            -            -       -
Noninterest expense                                        451           442          446          424          512      (2)
Income tax expense                                          23            27           21           29           32     (15)
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $     43            51           39           57           63     (16)%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     23            32           19           38           41     (28)%
Risk adjusted return on capital (RAROC)                  26.57 %       32.01        23.99        35.70        34.29       -
Economic capital                                      $    650           640          646          645          739       2
Overhead efficiency ratio                                87.39 %       84.95        88.26        82.95        84.21       -
Average loans, net                                    $      1             -            1            -            1       -
Average core deposits                                 $    104            79           70           74          116      32 %
--------------------------------------------------------------------------------------------------------------------------------

Net interest income declined 12%, due to a 14% reduction in margin loan receivables.

Fee and Other Income was flat. Higher asset-based revenues offset a decline in brokerage commissions. Commission revenues included net revenues earned by JW Genesis, which did not materially affect quarterly comparisons.

Expenses increased 2%, due primarily to 4Q00 adjustments to incentives to reflect full year 2000 performance.

--------------------------------------------------------------------------------------------------------------
Retail Brokerage Metrics                                  2001                                     2000
                                                       -------  ----------------------------------------  1Q01
                                                         First     Fourth     Third     Second     First   vs
(In millions)                                          Quarter    Quarter   Quarter    Quarter   Quarter  4Q00
--------------------------------------------------------------------------------------------------------------
Broker client assets                                  $ 196,069    204,742   216,012   202,017   207,038  (4)%
--------------------------------------------------------------------------------------------------------------
Margin loans                                          $   3,060      3,556     4,013     3,613     4,012 (14)%
--------------------------------------------------------------------------------------------------------------
Asset management accounts
Number of accounts (In thousands)                         1,001      1,003       982       898       856   - %
--------------------------------------------------------------------------------------------------------------
Licensed sales force
Full-service financial advisors                           4,723      4,322     4,255     3,916     3,759   9 %
Financial center series 6                                 3,061      3,137     3,087     3,175     3,122  (2)
--------------------------------------------------------------------------------------------------------------
  Total sales force                                       7,784      7,459     7,342     7,091     6,881   4 %
--------------------------------------------------------------------------------------------------------------

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WEALTH AND TRUST SERVICES
This sub-segment includes the Private Client business, offering services to high net worth individuals, and Corporate and Institutional Trust.

--------------------------------------------------------------------------------------------------------------------------------
                                                          2001                                                2000
Wealth and Trust Services                             ---------   --------------------------------------------------   1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $     52            55           56           57           55        (5) %
Fee and other income                                       128           133          130          129          131        (4)
Intersegment revenue                                        (1)           (1)          (1)          (1)          (1)        -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            179           187          185          185          185        (4)
Provision for loan losses                                    -             -            -            -            -         -
Noninterest expense                                        127           122          121          118          124         4
Income tax expense                                          18            21           22           23           20       (14)
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $     34            44           42           44           41       (23) %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     27            36           34           37           33       (25) %
Risk adjusted return on capital (RAROC)                  61.62 %       79.97        77.82        84.15        77.49         -
Economic capital                                      $    218           209          208          207          205         4
Overhead efficiency ratio                                70.46 %       64.94        65.45        63.47        66.71         -
Average loans, net                                    $  4,533         4,423        4,295        4,249        4,026         2
Average core deposits                                 $  7,895         7,800        7,865        7,814        7,625         1  %
--------------------------------------------------------------------------------------------------------------------------------

Net interest income decreased 5% due to tighter spreads. However, loans and deposits were up 2% and 1%, respectively.

Fee and Other Income decreased 4% due to declines in equity assets under management valuations. In spite of the market turbulence in the quarter, client retention and net asset flows remained stable.

Expenses increased 4%, due to continued investment and refinement of our focused client service delivery model.


CAPITAL MANAGEMENT OTHER
Capital Management also includes eliminations among business units. Certain brokerage commissions earned on mutual fund sales by the First Union brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. For 1Q01, brokerage revenue and associated expense eliminations were $10 million.
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                                                                         PAGE-21

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CAPITAL MARKETS

This segment includes Investment Banking and Corporate Banking.

                                                          2001                                                2000
Capital Markets                                       ---------   --------------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $    426           410          393          371          397         4  %
Fee and other income                                       312           267          362          533          544        17
Intersegment revenue                                       (12)          (13)         (12)         (12)         (12)        8
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            726           664          743          892          929         9
Provision for loan losses                                   70           124           83          126           89       (44)
Noninterest expense                                        467           429          529          479          454         9
Income tax expense                                          39           (50)          19           72          108         -
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $    150           161          112          215          278        (7) %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $    (24)           19          (52)          87          141         -  %
Risk adjusted return on capital (RAROC)                  10.46 %       13.22         8.67        17.96        22.33         -
Economic capital                                      $  6,282         6,252        6,127        5,871        5,480         -
Overhead efficiency ratio                                60.84 %       53.38        67.30        51.13        46.83         -
Average loans, net                                    $ 42,642        42,325       42,452       43,069       41,560         1
Average core deposits                                 $  9,472         9,251        9,099        8,928        9,210         2  %
--------------------------------------------------------------------------------------------------------------------------------

Key Points

o Fee income increased 17% primarily due to strong results in Fixed Income from strong syndicate deal flow, improved trading results, and increased revenue in equity derivatives

o Decline in affordable housing write-downs was offset by asset securitization trading losses

o Increase in expenses due to 4Q00 incentive accrual adjustments; excluding incentives, expenses unchanged reflecting efforts in 2000

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CORPORATE BANKING
This sub-segment includes Large Corporate Lending, Commercial Leasing and Rail, and International operations.

                                                          2001                                                2000
Corporate Banking                                     ---------   --------------------------------------------------   1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $    343           348          342          327          333        (1) %
Fee and other income                                       165           167          160          156          162        (1)
Intersegment revenue                                        (8)           (9)         (10)         (10)          (9)       11
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            500           506          492          473          486        (1)
Provision for loan losses                                   71           123           80          114           56       (42)
Noninterest expense                                        239           222          260          224          222         8
Income tax expense                                          65            55           52           46           71        18
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $    125           106          100           89          137        18  %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     37            46           15           27           46       (20) %
Risk adjusted return on capital (RAROC)                  16.25 %       17.10        13.75        15.16        17.56         -
Economic capital                                      $  3,530         3,607        3,529        3,487        3,335        (2)
Overhead efficiency ratio                                47.47 %       43.83        52.95        47.46        45.64         -
Average loans, net                                    $ 36,867        35,771       35,895       36,362       34,632         3
Average core deposits                                 $  7,470         7,385        7,362        7,303        7,648         1  %
--------------------------------------------------------------------------------------------------------------------------------

Net interest income decreased 1%, primarily the result of lower purchased deposit volume and slightly lower spreads. Loans increased 3% and core deposits were up 1%.

Fee and Other Income decreased 1%, with better results in Leasing and International offset by lower Corporate Lending results.

Expenses increased 8%, due in part to a 4Q00 management decision to reduce incentives as a result of the business unit not achieving projected profitability targets. Cost allocations were also increased related to cash management fees.

--------------------------------------------------------------------------------------------------------------
Corporate Banking Fees                                    2001                                     2000
                                                       -------  ----------------------------------------  1Q01
                                                         First     Fourth     Third     Second     First   vs
(In millions)                                          Quarter    Quarter   Quarter    Quarter   Quarter  4Q00
--------------------------------------------------------------------------------------------------------------
Lending                                                $    58        70        62         34        60   (17)%
Leasing                                                     45        37        35         63        45    22
International                                               62        60        63         59        57     3
--------------------------------------------------------------------------------------------------------------
  Corporate banking fees                               $   165       167       160        156       162    (1)%
--------------------------------------------------------------------------------------------------------------

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                                                                         PAGE-23
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INVESTMENT BANKING
This sub-segment includes Principal Investing, Equity Capital Markets, Loan Syndications, High Yield, M&A, Fixed Income Sales & Trading, Municipal Group, Foreign Exchange, Derivatives, Equity Derivatives, Structured Products, Real Estate Capital Markets and Asset Securitization.

                                                          2001                                                2000
Investment Banking                                     ---------   --------------------------------------------------   1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $     83            62           51           44           64        34  %
Fee and other income                                       147           100          202          377          382        47
Intersegment revenue                                        (4)           (4)          (2)          (2)          (3)        -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            226           158          251          419          443        43
Provision for loan losses                                   (1)            1            3           12           33         -
Noninterest expense                                        228           207          269          255          232        10
Income tax expense                                         (26)         (105)         (33)          26           37        75
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $     25            55           12          126          141       (55) %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $    (61)          (27)         (67)          60           95         -  %
Risk adjusted return on capital (RAROC)                   3.03 %        7.92         1.76        22.06        29.73         -
Economic capital                                      $  2,752         2,645        2,598        2,384        2,145         4
Overhead efficiency ratio                                86.07 %       69.59        91.32        54.87        48.04         -
Average loans, net                                    $  5,775         6,554        6,557        6,707        6,928       (12)
Average core deposits                                 $  2,002         1,866        1,737        1,625        1,562         7  %
--------------------------------------------------------------------------------------------------------------------------------

Net interest income increased 34%, due to higher spreads in fixed income sales and trading resulting from the fed funds rate drop this quarter. Loans decreased 12%, while deposits were up 7%.

Fee and Other Income increased 47% on the strong performance of the Fixed Income division, with revenue growth of $68 million. The increase was largely driven by fixed income sales and trading and equity derivatives. Results in agency businesses were mixed, as Asset Securitization and Warehouse Lending were negatively impacted by $46 million in trading losses. However, results in Loan Syndications, High Yield, and Equity Capital markets improved, while M&A was down as the fourth quarter is typically strong.

Principal investing results matched 4Q00, at $(43) million, due to continued market weakness. Lower affordable housing investment write-downs of $(19) million reflect the seasonal nature of the business. Note that tax credits associated with affordable housing of $19 million in 1Q01 and $64 million in 4Q00 ($30 million and $92 million pre-tax equivalent, respectively) appear as a tax benefits below the line.

Expenses increased 10%, due primarily to a 4Q00 management decision to reduce incentives as a result of the business unit not achieving projected profitability targets.

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                                                                         PAGE-24
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
----------------------------------------------------------------------------------------------------------------------------------
Investment Banking Fees                                   2001                                               2000
                                                       -------      ----------------------------------------------        1Q01
                                                         First         Fourth        Third      Second       First         vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter        4Q00
----------------------------------------------------------------------------------------------------------------------------------
Agency                                                 $    44           120            86        116         111         (63)%
Principal investing                                        (43)          (43)           34        205         199           -
Fixed income                                               165            87            93         74          88          90
Affordable housing (AH)                                    (19)          (64)          (11)       (18)        (16)        (70)
----------------------------------------------------------------------------------------------------------------------------------
   Investment banking fees                             $   147           100           202        377         382          47%
----------------------------------------------------------------------------------------------------------------------------------
Memoranda
Pre-tax value of AH tax credits                             30            92            31         32          30         (67)%
----------------------------------------------------------------------------------------------------------------------------------
   Adjusted investment banking fees                    $   177           192           233        409         412          (8)
----------------------------------------------------------------------------------------------------------------------------------
   Trading profits (included above)                    $    83            57            70         73          98          46%
----------------------------------------------------------------------------------------------------------------------------------

         PARENT
         ------
         This sub-segment includes the Central Money Book, Investment Portfolio, some Consumer Real Estate and Mortgage Business, Divested Businesses and goodwill amortization.

                                                          2001                                                 2000
Parent                                                ---------   --------------------------------------------------    1Q01
Performance Summary                                      First        Fourth        Third       Second        First      vs
(In millions)                                           Quarter       Quarter      Quarter      Quarter      Quarter    4Q00
--------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income                                   $    113           129          254          353          408       (12) %
Fee and other income                                       129           187          175          166          148       (31)
Intersegment revenue                                        (1)            -            1            -           (1)        -
--------------------------------------------------------------------------------------------------------------------------------
  Total revenue                                            241           316          430          519          555       (24)
Provision for loan losses                                   48            (5)           8           56           65         -
Noninterest expense                                        105            83          226          323          300        27
Income tax expense                                          33           147           61           62           66       (78)
--------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $     55            91          135           78          124       (40) %
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                                       $     94            90          137           89          154         4  %
Risk adjusted return on capital (RAROC)                  35.35 %       34.40        40.97        25.16        40.63         -
Economic capital                                      $  1,651         1,590        1,881        2,708        2,174         4
Overhead efficiency ratio                                18.91 %        9.91        40.20        48.72        40.21         -
Average loans, net                                    $  9,077        11,609       16,699       27,190       29,404       (22)
Average core deposits                                 $  2,181         3,630        3,854        3,941        3,570       (40) %
--------------------------------------------------------------------------------------------------------------------------------

Key Points

Segment results include gain of $75 million on interest in Star Systems and $45 million in provision in excess of business unit charge-offs and provision for loans transferred to held for sale

         Net interest income declined 12%, as higher spreads from treasury management due to the lower rate environment were offset by lower interest income from businesses in process of divestiture. Loans decreased 22%, due to the $1.2 billion mortgage securitization in 4Q00, branch divestitures and auto finance runoff. Deposits decreased 40% due to the branch divestitures.

         Fee and Other Income fell 31%, the result of the branch divestitures, 4Q00 securitization gains of $49 million, and other 4Q00 gains of $31 million.

         Expenses increased 27%, largely due to 4Q00 adjustments to incentives to reflect full year 2000 performance.

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                                                                         PAGE-25

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--------------------------------------------------------------------------------

FIRSTUNION.COM

----------------------------------------------------------------------------------------------------------------------------------
firstunion.com                                            2001                                               2000
                                                       -------      ----------------------------------------------        1Q01
                                                         First         Fourth        Third      Second       First         vs
(In thousands)                                         Quarter        Quarter      Quarter     Quarter     Quarter        4Q00
----------------------------------------------------------------------------------------------------------------------------------
Online customers
Retail                                                   2,529         2,276         2,075      1,813       1,541          11%
Wholesale                                                  111            91            74         55          42          22
----------------------------------------------------------------------------------------------------------------------------------
    Total customers online                               2,640         2,367         2,149      1,868       1,583          12
Retail enrollments per quarter                             293           230           290        292         291          27
----------------------------------------------------------------------------------------------------------------------------------
Dollar value of transactions (in billions)             $   4.4           2.2           2.2        2.3         2.3         100%
----------------------------------------------------------------------------------------------------------------------------------
Non-financial transactions (in millions)               $  24.9          23.2          20.2       19.4        17.3           7%
----------------------------------------------------------------------------------------------------------------------------------

Online enrollments increased 12% from 4Q00 to 2.6 million. There were 293,000 new enrollments in 1Q01, up 27% from 4Q00. Dollar value of transactions initiated through online banking (billpay and transfers) was $4.4 billion, up from 4Q00 due to the inclusion of Fed Funds and Online FX transactions.


FIRST UNION DIRECT

----------------------------------------------------------------------------------------------------------------------------------
First Union Direct Metrics                                2001                                               2000
                                                       -------      ----------------------------------------------        1Q01
                                                         First         Fourth        Third      Second       First         vs
(In millions)                                          Quarter        Quarter      Quarter     Quarter     Quarter        4Q00
----------------------------------------------------------------------------------------------------------------------------------
Customer calls to
Person                                                     9.5           9.0           7.0       10.0        10.0           6%
Voice response unit                                       24.5          24.2          23.0       23.0        24.0           1
----------------------------------------------------------------------------------------------------------------------------------
     Total calls                                          34.0          33.2          30.0       33.0        34.0           2%
Calls handled in 30 seconds or less                         68%           73            79         87          80           -
----------------------------------------------------------------------------------------------------------------------------------

This Supplemental Earnings Package may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements of the Corporation's plans, goals, objectives, expectations, projections, targets, estimates and intentions. These forward-looking statements involve significant risks and uncertainties and are subject to change based on various factors (many of which are beyond the Corporation's control).

Factors that could cause the Corporation's actual results to differ materially from such forward-looking statements are set forth in the Corporation's most recent Annual Report on Form 10-K, Current Reports on Form 8-K, including its Current Report on Form 8-K dated April 16, 2001, and Quarterly Reports on Form 10-Q.

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                                                                         PAGE-26